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[DELOITTE & TOUCHE LETTERHEAD]                                 EXHIBIT 15B

April 10, 1997

Chrysler Corporation
1000 Chrysler Drive
Auburn Hills, Michigan

     We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Chrysler Corporation and consolidated subsidiaries for the periods ended March 31, 1997 and 1996, as indicated in our report dated April 10, 1997. Because we did not perform an audit, we expressed no opinion on that information.

     We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, is incorporated by reference in the following Registration Statements:

            REGISTRATION
FORM       STATEMENT NO.                                DESCRIPTION
S-8       33-5588               Chrysler Salaried Employees' Savings Plan

S-8       33-6117               Chrysler Corporation Stock Option Plan

S-3       33-13739              Chrysler Corporation Common Stock deliverable to Selling
                                stockholder named therein

S-3       33-15716              Chrysler Corporation Common Stock deliverable to Selling
                                stockholders named therein

S-8       33-15544              Chrysler Corporation Common Stock deliverable pursuant to
          (Post-Effective       the 1972 and 1980 American Motors Corporation Stock Option
          Amendment No. 1)      Plans

S-3       33-15849              Chrysler Corporation Debt Securities

S-3       33-22233              Chrysler Corporation Common Stock deliverable to Selling
                                stockholders named therein

S-3       33-39688              Chrysler Corporation Common Stock deliverable to Selling
                                stockholders named therein

S-8       33-47986              Chrysler Corporation 1991 Stock Compensation Plan

S-3       33-59294              Chrysler Corporation Common Stock deliverable to Selling
                                stockholder named therein

S-8       33-55817              Chrysler Corporation 1991 Stock Compensation Plan

S-3       33-21589              Chrysler Corporation Debt Securities

S-4       333-21849             Chrysler Corporation Debt Securities

     We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

Deloitte & Touche Sig

Deloitte & Touche International